1990 RESTRICTED STOCK PLAN
    (as amended June 9, 1992, August 10, 1993,
        December 13, 1994, February 18, 1995,
         August 8, 1995, December 12, 1995,
       August 12, 1996 and February 11, 1997)

Section 1.  Establishment.

     Pursuant to the Sprint Long-Term Stock
Incentive Program (the "Program"), Sprint
Corporation, a Kansas corporation (the "Company"), hereby establishes a restricted stock plan to be named the 1990 Restricted Stock Plan (the "Plan").

Section 2.  Purpose.

     The purpose of the Plan is to aid the Company and its subsidiaries in competing with other enterprises for the services of new key personnel needed to help ensure their continued development.
The Plan will also help the Company and its subsidiaries retain key personnel.

Section 3.  Administration.

     The Plan shall be administered by the
Organization and Compensation Committee (the
"Compensation Committee") of the Board of Directors of the Company. Members of the Compensation Committee shall be Disinterested
Persons as defined in the Program.  The
Compensation Committee shall hold its meetings at such times and places as it may determine. A majority of the Compensation Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Compensation Committee, shall be deemed the acts of the Compensation Committee.
The Compensation Committee may delegate to the Chief Executive Officer of the Company (the "CEO") the right to grant awards of restricted stock to employees of the Company and its subsidiaries who are not officers or directors of the Company and to cancel or suspend such awards. The CEO may not make awards of restricted stock to any one individual in excess of 15,000 shares and may not make awards of restricted stock aggregating in excess of 50,000 shares between meetings of the Compensation Committee. The awards made by the CEO shall be reported to the Compensation
Committee at each of its meetings.

     The Company shall issue shares of restricted stock under the Plan in accordance with determinations made by the Compensation Committee or the CEO pursuant to the provisions of the Plan and the Program. The Compensation Committee from time to time may adopt (and thereafter amend and rescind) such rules and regulations for carrying out the Plan and take such action in the administration of the Plan, not inconsistent with the provisions of the Plan and the Program, as it shall deem proper. Except as set forth in Section
6(a) hereof, the Compensation Committee may accelerate the time or times at which restrictions lapse and may waive any forfeiture of restricted stock. The interpretation and construction of any provisions of the Plan by the Compensation
Committee shall, unless otherwise determined by the Board of Directors of the Company, be final and conclusive. No member of the Board of Directors or the Compensation Committee shall be liable for any action or determination made in good faith with respect to the Plan or any grant under it.

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Section 4.  Total Number of Shares Subject to
Grant.

     The maximum number of shares of common stock
($2.50 par value) of the Company which may be issued under the Plan shall not exceed 877,482
(subject to adjustment as provided in Section 7 hereof). The shares issued under the Plan may be either treasury shares or authorized but unissued shares, as the Board of Directors from time to time may determine. The maximum number of shares of common stock which may be issued in any calendar year, together with shares of common stock subject to other awards under the Program, shall not exceed the limits set forth in Section
4(a) of the Program.

     In the event that any outstanding shares of restricted stock under the Plan are forfeited for any reason, such shares of common stock may again be subject to grant under the Plan.

Section 5.  Eligibility.

     Restricted stock shall be granted only to key employees of the Company or its subsidiaries, including new hires. No grants shall be made by the CEO to any individual who is an officer or director of the Company or who will be proposed to be elected as an officer or director at the next meeting of the Board of Directors or Stockholders of the Company. The Compensation Committee or the CEO will, in its discretion, determine the key employees to be granted restricted stock, the time or times at which restricted stock shall be granted, the number of shares to be granted and the duration of restrictions on the shares granted. In making such determination, the Compensation Committee and the CEO may take into consideration the value of the services rendered or to be rendered by the respective individuals, their present and potential contributions to the success of the Company and its affiliates and such other factors which the Compensation Committee or the CEO may deem relevant in accomplishing the purposes of the Plan.

     No restricted stock may be granted to any individual who immediately after the grant owns directly or indirectly stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any subsidiary. No person shall be eligible to receive a larger number of shares of restricted stock than is recommended for such individual by the Compensation Committee or the CEO.

Section 6.  Terms and Conditions of Grants.

     Each grant under the Plan shall be evidenced by an Agreement in such form not inconsistent with the Plan as the Compensation Committee or the CEO shall determine; provided that the substance of the following terms and conditions be included therein:

     (a)  Duration of Restrictions.  The
          restrictions on restricted stock shall
          lapse at such time or times as
          determined by the Compensation Committee or the CEO; provided, however, that no restricted stock shall become free of restrictions prior to the first anniversary date of the granting of the restricted stock. At any time on or before the 13th

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	    calendar month preceding the date on
	    which restrictions on shares of
          restricted stock would otherwise lapse,
          the grantee may elect to extend the
          period of restriction on all but not
          a portion of such shares by six months
          or any multiple of six months.

     (b)  Nontransferable.  The employee who
          receives restricted stock (the
          "Grantee") may not sell, transfer,
          assign, pledge or otherwise encumber or
          dispose of shares of restricted stock
          until such time as all restrictions on
          such stock have lapsed except:  (i) to
          the Company in payment of the exercise
          price of a stock option issued by the
          Company under any employee stock option
          plan adopted by the Company that
          provides for payment of the exercise
          price in the form of restricted stock,
          provided that such payment is made in
          accordance with the terms of such plan;
          or (ii) to a trust of which the Grantee, the Grantee's spouse, or descendants of the Grantee are the primary beneficiaries and which is a grantor trust treated as owned by the Grantee under Subchapter J of the Internal
          Revenue Code, upon the following terms:

          (A)   the Company receives, prior to
          such transfer, a true copy of the trust
          agreement and an opinion from Grantee's
          counsel  (1) that the trust will be
          treated as a grantor trust owned by the
          Grantee under Subchapter J of the
          Internal Revenue Code at all times until the restrictions on such stock lapse or the stock is forfeited under the terms of its grant, (2) that the terms of the trust provide that upon the forfeiture of the restricted stock under the terms of its grant or the earlier termination of the trust for whatever reason, ownership of the restricted stock shall revert to the Grantee or to the Company,
          (3) that the trustee of such trust may
          not, prior to the lapsing of
          restrictions  on such stock, sell,
          transfer, assign, pledge, or otherwise
          encumber or dispose of shares of
          restricted stock except to the Company
          or to the Grantee, subject to the
          restrictions provided for in this Plan,
          and (4) that, until the restrictions
          lapse, the trustee is not authorized to
          incur liabilities on behalf of the
          trust, other than to the beneficiaries
          of the trust; and

          (B)   the Grantee and the trustee of the
          trust shall execute stock powers in
          blank to be held in the custody of the
          Company; and

          (C)   the Corporate Secretary of the
          Company may, in his discretion, enforce
          the foregoing transfer restrictions by
          maintaining physical custody of the
          certificate or certificates representing such shares of restricted stock, by placing a restrictive legend on such certificates, by requiring the Grantee and the trustee to execute other documents as a pre-condition to such transfer, or otherwise.

     (c)  Termination of Employment.  If, before
          the restrictions on shares of restricted stock lapse, the Grantee ceases to be employed by the Company or a subsidiary of the Company for any reason (including death or disability), the shares of restricted stock that continue to be restricted shall be forfeited and the Grantee or his representative shall
	    sign any document and take any other action required to assign said restricted shares back to the Company. For purposes of this Plan, unless the Committee determines otherwise at the time of grant, an employee who becomes employed by Sprint Spectrum L.P., Global
          One, or Alcatel, N.V. (each, together
          with their subsidiaries, an "Affiliated
          Entity"), shall not, except with respect to incentive stock options, be considered to have terminated employment with the Company or a subsidiary of the Company until his employment is terminated with all Affiliated Entities without becoming employed by the Company or its subsidiaries.

     (d)  Consideration. Each Grantee shall, as
          consideration for the grant of
          restricted stock, agree in writing to
          remain in the employ of the Company or
          of one of its subsidiaries, at the
          pleasure of the Company or of such
          subsidiary, for the period of time until the restrictions on the restricted stock lapse. Nothing contained in the Plan or in any Agreement shall confer upon any Grantee any right with respect to continuance of employment by the Company or its subsidiaries, nor interfere in any way with the right of the Company or its subsidiaries to terminate the
          Grantee's employment or change the
          Grantee's compensation at any time.

     (e)  Interest in Competitor.  In the event
          that any Grantee, without the consent of the Compensation Committee, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Compensation
          Committee) any business that is in
          competition with the Company or with any business in which the Company has a substantial interest, as determined by the Compensation Committee, any restricted stock shall automatically be forfeited. The decision of the
          Compensation Committee on any such
          matters shall be final and binding upon
          all concerned.

     (f)  Rights as Stockholder.  Except as set
          forth in the Plan, a Grantee will have
          all rights of a stockholder with respect to shares of restricted stock, including the right to vote the shares of stock and the right to dividends on the stock.
          The shares of restricted stock will be
          registered in the name of the Grantee
          and the certificates evidencing such
          shares shall bear an appropriate legend
          referring to the terms, conditions and
          restrictions applicable to the award and shall be held in escrow by the Company.
          The Grantee shall execute a stock power
          or powers assigning the shares of
          restricted stock back to the Company,
          which stock powers shall be held in
          escrow by the Company and used only in
          the event of the forfeiture of any of
          the shares of restricted stock.  A
          certificate evidencing unrestricted
          shares of common stock shall be issued
          to the Grantee promptly after the
          restrictions lapse on any restricted
          shares.

     (g)  Stock Withholding Election.  When taxes
          are withheld upon the lapse of
          restrictions on restricted stock (the
          date on which such restrictions lapse
          hereinafter referred to as the "Tax
          Date"), the  Grantee may elect to make
          payment for the withholding of federal,
          state and local taxes,
          including Social Security and Medicare
          ("FICA") taxes, up to the Grantee's
          marginal tax rate, by one or both of the following methods:

               (i)  delivering part or all of the
          payment in previously-owned shares
          (which shall be valued at fair market,
          as defined herein, on the Tax Date)
          which shares, if acquired from the
          Company, must have been held for at
          least six months; or

               (ii)  requesting the Company to
          withhold from those shares that would
          otherwise be received upon the lapse of
          restrictions, a number of shares having
          a fair market value (as defined herein)
          on the Tax Date equal to the amount to
          be withheld.  The amount of tax
          withholding to be satisfied by
          withholding shares is limited to the
          minimum amount of taxes, including FICA
          taxes, required to be withheld under
          federal, state and local law.

           Any fractional share amount and any
          additional withholding not paid by the
          withholding or surrender of shares must
          be paid in cash.  If no timely election
          is made, cash must be delivered to
          satisfy all tax withholding
          requirements.

Section 7.  Change in Stock, Adjustments, Etc.

     In the event that the outstanding shares of common stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number of shares or kind of shares or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or a dividend payable in capital stock, outstanding shares of restricted stock shall be treated the same as other outstanding shares of common stock and appropriate adjustment shall be made by the Compensation Committee in the number and kind of shares that may be granted under the Plan and that may be granted by the CEO under the Plan.

     The grant of restricted stock pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

Section 8.  Duration, Amendment and Termination.

     The Board of Directors of the Company may at any time terminate the Plan or make such amendments thereof as it shall deem advisable and in the best interests of the Company; provided, however, that no such termination or amendment shall, without the consent of the individual to whom any restricted stock shall theretofore have been granted, affect or impair the rights of such individual with respect to such restricted stock;
and provided further, that any such amendment shall be consistent with the provisions of the Program, as it may be amended from time to time.

     No restricted stock shall be granted under the Plan after April 18, 1999.

Section 9.  Effectiveness of Plan.

     This Plan shall be effective as of February
17, 1990.

Section 10.  Date of Granting of Restricted Stock.

     The granting of restricted stock pursuant to the Plan shall take place on the date the Compensation Committee or the CEO decides to grant the restricted stock. As soon as practicable but no later than twenty (20) days after the granting of the restricted stock, the Company shall notify the employee of the grant and, within sixty (60) days of the granting of the restricted stock, the Company shall submit to the employee an Agreement duly executed by and on behalf of the Company, and a stock power or powers with respect to the restricted stock, with the request that the employee execute the Agreement and stock powers within sixty (60) days after the mailing by the Company of the notice to the employee. The employee shall execute the written Agreement and stock powers within said 60-day period.